As filed with the Securities and Exchange Commission on December 5, 2007

                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CASTLEPOINT HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)

                    Bermuda                                 N/A
        (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)              Identification No.)

                                  Victoria Hall
                               11 Victoria Street
                                 Hamilton HM 11
                                     Bermuda
                                 (441) 294-6409
          (Address of Principal Executive offices, including Zip Code)

       CastlePoint Holdings, Ltd. 2006 Long-Term Equity Compensation Plan
                            (Full Title of the Plan)

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                 (212) 590-9330
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:
                                 Roger A. Brown
                          CastlePoint Management Corp.
                                  120 Broadway
                            New York, New York 10271
                                 (212) 847-9461

                         CALCULATION OF REGISTRATION FEE

                                               Proposed      Proposed
                                                maximum      maximum
                                 Amount to     offering      aggregate    Amount of
  Title of securities to be      be              price       offering    registration
          registered             registered    per share       price         fee
                                 (1)
-------------------------------  -----------  ------------   ----------  -------------
   Common Shares, par value      1,000,000(2)  $11.76(3)     $11,760,000(3)$361.03
       $0.01 per share

(1) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of the Registrant's Common Shares that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Represents additional shares issuable under the CastlePoint Holdings, Ltd. 2006 Long-Term Equity Compensation Plan.

(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, computed based upon the average of the high ($11.84) and low ($11.67) selling prices per share of the Registrant's Common Shares on December 4, 2007 on the Nasdaq Global Market.
================================================================================

                                      EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 to register 1,000,000 Common Shares, par value of $0.01, of the Registrant, under the CastlePoint Holdings, Ltd. 2006 Long-Term Equity Compensation Plan (the "Plan") and incorporates by reference the contents of the Registration Statement on Form S-8 related to the Plan and previously filed by the Registrant (File No. 333-141559) on March 23, 2007. The current registration of 1,735,021 Common Shares will increase the number of Shares registered under the Plan to 2,735,021 Common Shares.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits
        --------

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein.

4.1 Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on June 1, 2006)

4.2 Amended and Restated Bye-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on June 1, 2006)

4.3 Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on September 25, 2006)

4.4 CastlePoint Holdings, Ltd. 2006 Long-Term Equity Compensation Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on June 1, 2006)

4.5 Amendment No. 1 to CastlePoint Holdings, Ltd. 2006 Long-Term Equity Compensation Plan (filed herewith)

4.6 Form of Stock Option Agreement for Executive Employee Recipients of Options under 2006 Long-Term Equity Compensation Plan (incorporated by reference to
     Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on June 1, 2006)

4.7 Form of Stock Option Agreement for Non-Employee Director Recipients of Options under 2006 Long-Term Equity Compensation Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on June 1, 2006)

5.1  Opinion of Conyers Dill & Pearman

23.1 Consent of PricewaterhouseCoopers (Bermuda)

23.2 Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

================================================================================

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this xx day of November, 2007.

                                   CastlePoint Holdings, Ltd.


                                   By:  /s/ MICHAEL H. LEE
                                        ------------------
                                          Michael H.  Lee
                                          Chairman of the Board and
                                          Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                          Title                        Date

                                 Chairman of the Board, Chief
       /s/ MICHAEL H. LEE        Executive Officer and Director       December 4, 2007
------------------------------   (Principal Executive Officer)
       Michael H. Lee

                                 Senior Vice President, and
         /s/ JOEL S. WEINER      Chief Financial Officer             December 4, 2007
------------------------------   (Principal Financial Officer)
       Joel S. Weiner

                                 Senior Vice President and
   /s/ RICHARD M. BARROW         Chief Accounting Officer            December 4, 2007
------------------------------   (Principal Accounting Officer)
      Richard M. Barrow

    /s/ GREGORY T. DOYLE         President and Director              December 4, 2007
------------------------------
      Gregory T. Doyle

    /s/ WILLIAM A. ROBBIE                Director                    December 4, 2007
------------------------------
      William A. Robbie

        /s/ ROBERT S. SMITH              Director                    December 4, 2007
------------------------------
       Robert S. Smith

     /s/ JAN R.VAN GORDER                Director                    December 4, 2007
------------------------------
      Jan R.Van Gorder

       /s/ MICHAEL H. LEE        Authorized Representative in the    December 4, 2007
------------------------------            United States
       Michael H. Lee

================================================================================

                                  EXHIBIT INDEX

       Exhibit
       Number                  Exhibit Description

          4.1 Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on June 1,
               2006)

          4.2 Amended and Restated Bye-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on June 1,
               2006)

          4.3  Form of Common Share Certificate (incorporated by reference to
               Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on September 25, 2006)

          4.4 CastlePoint Holdings, Ltd. 2006 Long-Term Equity Compensation Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on June 1, 2006)

          4.5 Amendment No. 1 to CastlePoint Holdings, Ltd. 2006 Long-Term Equity Compensation Plan (filed herewith)

          4.6 Form of Stock Option Agreement for Executive Employee Recipients of Options under 2006 Long-Term Equity Compensation Plan (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on June 1, 2006)

          4.7 Form of Stock Option Agreement for Non-Employee Director Recipients of Options under 2006 Long-Term Equity Compensation Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 (File No. 333-134628) filed on June 1, 2006)

          5.1  Opinion of Conyers Dill & Pearman

          23.1 Consent of PricewaterhouseCoopers (Bermuda)

          23.2 Consent of Conyers Dill & Pearman (included in Exhibit 5.1)


                              --------------------